Exhibit 99.1

Aeva Reports Second Quarter 2022 Results

Achieved key milestone with first Aeries II sensors shipped to strategic customers

Entered strategic collaboration with SICK AG, a global leader in sensing solutions for industrial automation, to bring 4D LiDAR to a broad range of industrial sensing applications

MOUNTAIN VIEW, Calif., – August 3, 2022 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its second quarter 2022 results.

Key Company Highlights

•
Began shipping Aeries II™, the world’s first commercially available FMCW LiDAR-on-chip on the market, to strategic customers
•
Focused on scaling manufacturing to meet growing demand for Aeva 4D perception technology from both existing and new engagements across multiple applications in automotive and non-automotive
•
Solidified expansion in industrial automation, with a multi-year strategic collaboration with SICK AG, to bring Aeva’s 4D LiDAR™ to a broad range of applications in high performance industrial sensing

“Aeva is progressing on track towards the next phase on our path to production,” said Soroush Salehian, Co-Founder and CEO at Aeva. “As the world’s first commercially available FMCW LiDAR offering high performance, automotive reliability and chip level integration, Aeries II will enable us to qualify our leading technology toward production with strategic customers and solidify additional commercial program opportunities. We remain focused on meeting the growing demand for our technology across automotive and beyond.”

Second Quarter 2022 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $378.9 million as of June 30, 2022
•
Revenue
o
Revenue of $1.5 million in Q2 2022, compared to $2.6 million in Q2 2021
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $35.7 million in Q2 2022, compared to GAAP operating loss of $24.7 million in Q2 2021
o
Non-GAAP operating loss of $29.3 million in Q2 2022, compared to non-GAAP operating loss of $20.7 million in Q2 2021
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.16 in Q2 2022, compared to GAAP net loss per share of $0.11 in Q2 2021
o
Non-GAAP net loss per share of $0.13 in Q2 2022, compared to non-GAAP net loss per share of $0.10 in Q2 2021
•
Shares Outstanding
o
Weighted average shares outstanding of 216.9 million in Q2 2022

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on Twitter or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the second quarter of 2022 and business objectives for 2022, along with our expectations with respect to our orders, engagements and potential engagements with third parties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended March 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,048	$66,810
Marketable securities	295,876	378,200
Accounts receivable, net	353	2,341
Inventory	1,854	2,063
Other current assets	12,300	9,070
Total current assets	393,431	458,484
Operating lease right-of-use assets	8,862	10,284
Property and equipment, net	8,520	5,136
Intangible assets, net	3,975	4,425
Other assets	860	859
TOTAL ASSETS	$415,648	$479,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,501	$4,386
Accrued liabilities	2,677	4,110
Accrued employee costs	2,166	2,196
Lease liability, current portion	2,925	2,872
Other current liabilities	220	733
Total current liabilities	12,489	14,297
Lease liability, noncurrent portion	5,998	7,455
Warrant liability	273	1,060
TOTAL LIABILITIES	18,760	22,812
STOCKHOLDERS’ EQUITY:
Common stock	22	21
Additional paid-in capital	631,885	619,841
Accumulated other comprehensive loss	(3,929)	(524)
Accumulated deficit	(231,090)	(162,962)
TOTAL STOCKHOLDERS’ EQUITY	396,888	456,376
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$415,648	$479,188

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Product	$466	$241	$677	$534
Professional service	1,027	2,360	1,953	2,375
Total revenues	1,493	2,601	2,630	2,909
Cost of revenues:
Product	434	137	1,354	316
Professional service (1)	557	1,285	1,012	1,286
Total cost of revenues	991	1,422	2,366	1,602
Gross profit (loss)	502	1,179	264	1,307
Research and development expenses (1)	25,938	18,732	51,253	30,111
General and administrative expenses (1)	8,677	6,685	15,549	14,902
Selling and marketing expenses (1)	1,572	498	3,220	1,157
Total operating expenses	36,187	25,915	70,022	46,170
Operating loss	(35,685)	(24,736)	(69,758)	(44,863)
Interest income	586	106	869	109
Other income, net	128	557	761	1,223
Net loss before taxes	(34,971)	(24,073)	(68,128)	(43,531)
Income tax provision	—	—	—	—
Net loss	$(34,971)	$(24,073)	$(68,128)	$(43,531)
Net loss per share, basic and diluted	$(0.16)	$(0.11)	$(0.31)	$(0.23)
Shares used in computing net loss per share, basic and diluted	216,886,078	211,551,522	216,454,032	188,024,155

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenues	$206	$410	$342	$410
Research and development expenses	4,652	2,022	8,975	3,818
General and administrative expenses	1,275	1,496	2,504	4,192
Selling and marketing expenses	301	81	397	102
Total stock-based compensation expense	$6,434	$4,009	$12,218	$8,522

Aeva Technologies, Inc.
Statements of Cash Flows
(Unaudited)
(In thousands)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(68,128)	$(43,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,429	469
Change in fair value of warrant liability	(787)	(1,240)
Stock-based compensation	12,218	8,522
Impairment of inventories	842	—
Amortization of right-of-use assets	1,422	582
Realized loss on available-for-sale securities	29	—
Amortization of premium on available-for-sale securities	636	416
Changes in operating assets and liabilities:
Accounts receivable	1,988	(1,397)
Inventories	(296)	(528)
Other current assets	(3,230)	(5,028)
Other noncurrent assets	(1)	(296)
Accounts payable	(359)	1,905
Accrued liabilities	(1,788)	6,332
Accrued employee costs	(30)	182
Lease liability	(1,404)	(414)
Other current liabilities	(512)	34
Net cash used in operating activities	(57,971)	(33,992)
Cash flows from investing activities:
Purchase of property, plant and equipment	(3,872)	(1,202)
Purchase of available-for-sale securities	(139,714)	(366,204)
Proceeds from maturities of marketable securities	217,968	20,123
Net cash provided by (used in) investing activities	74,382	(347,283)
Cash flows from financing activities:
Proceeds from business combination and private offering	—	560,777
Transaction costs related to business combination and private offering	—	(47,487)
Payments of taxes withheld on net settled vesting of restricted stock units	(418)	—
Proceeds from exercise of warrants	1	—
Proceeds from exercise of stock options	244	360
Net cash provided by financing activities	(173)	513,650
Net increase (decrease) in cash and cash equivalents	16,238	132,375
Beginning cash and cash equivalents	66,810	24,624
Ending cash and cash equivalents	$83,048	$156,999

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021

GAAP operating loss	$(35,685)	$(24,736)	$(69,758)	$(44,863)
Stock-based compensation	6,434	4,009	12,218	8,522
Non-GAAP operating loss	$(29,251)	$(20,727)	$(57,540)	$(36,341)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

GAAP net loss	$(34,971)	$(24,073)	$(68,128)	$(43,531)
Stock-based compensation	6,434	4,009	12,218	8,522
Change in fair value of warrant liability	(153)	(572)	(787)	(1,240)
Non-GAAP net loss	$(28,690)	$(20,636)	$(56,697)	$(36,249)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Shares used in computing GAAP net loss per share:
Basic and diluted	216,886,078	211,551,522	216,454,032	188,024,155
GAAP net loss per share
Basic and diluted	$(0.16)	$(0.11)	$(0.31)	$(0.23)
Stock-based compensation	0.03	0.01	$0.05	0.05
Warrant liability	(0.00)	(0.00)	(0.00)	(0.01)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.10)	$(0.26)	$(0.19)